Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$40,068
Unrealized Gain (Loss) on Market Value of Futures	385,938
Dividend Income	3,640
Interest Income	5,536
Total Income (Loss)	$435,182

Expenses
General Partner Management Fees	$3,712
Professional Fees	5,532
Brokerage Commissions	598
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	30
NYMEX License Fee	93
SEC & FINRA Registration Expense	620
Total Expenses	10,644
Expense Waiver	(5,999)
Net Expenses	$4,645
Net Income (Loss)	$430,537

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$7,182,522
Net Income (Loss)	430,537

Net Asset Value End of Month	$7,613,059
Net Asset Value Per Share (400,000 Shares)	$19.03

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612